Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is entered into as of December 16, 2010 by and among COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and as a Lender, and BANK OF AMERICA, N.A., as a Lender.

RECITALS

Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated June 15, 2010 (the “Credit Agreement”) and desire to amend the Tangible Net Worth covenant in the Credit Agreement in the manner set forth below. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Lenders hereby agree as follows:

1. Amendment of Section 8.2. Section 8.2 of the Credit Agreement is amended in its entirety to read as follows:

As of the end of each fiscal quarter, Borrower shall have a Tangible Net Worth of not less than $879,100,000 plus (i) 35% of the sum of Borrower’s consolidated net income for each fiscal quarter after December 31, 2010 (exclusive of any fiscal quarter in which Borrower’s consolidated net income is less than zero), plus (ii) the amount of all equity raised by Borrower after December 31, 2010.

2. Ratification. Except as otherwise provided in this First Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

3. One Agreement. The Credit Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

4. Effective Date. This First Amendment shall be effective as of the date first written above upon execution and delivery by the parties of this amendment and Guarantors execution and delivery of the Consent and Acknowledgement set forth below.

5. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this First Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this First Amendment.

FIRST AMENDMENT TO CREDIT AGREEMENT 02941-0329/LEGAL19754805.1	PAGE 1

IN WITNESS WHEREOF, this First Amendment to Credit Agreement has been duly executed and delivered as of the date first written above.

BORROWER: COLUMBIA SPORTSWEAR COMPANY

By:	/s/ Thomas B. Cusick
Title:	Sr. VP of Finance, CFO and Treasurer

ADMINISTRATIVE AGENT and LENDER: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James L. Franzen
James L. Franzen, Vice President

LENDER: BANK OF AMERICA, N.A.

By:	/s/ Michael W. Snook
Michael W. Snook, Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT 02941-0329/LEGAL19754805.1	PAGE 2

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

COLUMBIA SPORTSWEAR USA CORPORATION hereby (a) acknowledges receipt of a copy of the foregoing First Amendment to Credit Agreement and consents to the modification of the Credit Agreement contained therein, (b) reaffirms its obligations and waivers under its Continuing Guaranty dated as of June 15, 2010 and (c) acknowledges that its obligations under its Continuing Guaranty are legal, valid and binding obligations enforceable in accordance with their terms and that it has no defense, offset, claim or counterclaim with respect to any of its obligations thereunder.

IN WITNESS WHEREOF, COLUMBIA SPORTSWEAR USA CORPORATION has duly executed and delivered this Consent and Acknowledgment as of December 16, 2010.

GUARANTOR:	COLUMBIA SPORTSWEAR USA CORPORATION

	By:	/s/ Thomas B. Cusick
	Title:	Sr. VP of Finance, CFO and Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT 02941-0329/LEGAL19754805.1	PAGE 3